Exhibit 99.1

GFI Group Inc. Announces Fourth Quarter and Full Year 2010 Results

•	Fourth Quarter
	•	GAAP Total Revenues: $222.0 Million; Non-GAAP Total Revenues: $217.1 Million
	•	GAAP Net Revenues: $196.2 Million; Non-GAAP Net Revenues: $191.3 Million
	•	GAAP Net Income: $4.3 Million or $0.03 per Diluted Share
	•	Non-GAAP Net Income: $3.6 Million or $0.03 per Diluted Share
•	Full Year
	•	GAAP Total Revenues: $862.1 Million; Non-GAAP Total Revenues: $861.1 Million
	•	GAAP Net Revenues: $794.6 Million; Non-GAAP Net Revenues: $793.5 Million
	•	GAAP Net Income: $25.6 Million or $0.20 per Diluted Share
	•	Non-GAAP Net Income: $33.6 Million or $0.27 per Diluted Share
•	Quarterly Cash Dividend Declared of $0.05 per Share

New York,  February 22, 2011 — GFI Group Inc. (NYSE: GFIG), a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets, reported today its financial results for the fourth quarter and year ended December 31, 2010.

Highlights

•                  GAAP total revenues for the fourth quarter of 2010 were $222.0 million compared with $185.6 million in the fourth quarter of 2009, an increase of 19.6% that was largely attributable to the July 2010 acquisition of the Kyte Group (“Kyte”).  On a non-GAAP basis, total revenues increased 17.9% to $217.1 million from $184.1 million in the fourth quarter of 2009.

•                  Beginning with this release GFI will report “net revenues”, defined as total revenues net of certain direct incremental costs associated with those revenues, such as interest and transaction-based expenses.  Included in transaction-based expenses are clearing fees, which were formerly part of the non-compensation expense category.  This presentation is in line with comparable peer company practice related to clearing services.  GAAP net revenues were $196.2 million for the fourth quarter of 2010, an increase of 9.9% from $178.6 million in the fourth quarter of 2009.  On a non-GAAP basis, net revenues increased 8.0% to $191.3 million from $177.2 million in the fourth quarter of 2009.

•                  Brokerage revenues for the fourth quarter of 2010 were up 4.9% to $176.8 million compared with $168.7 million in the fourth quarter of 2009.

•                  Compensation and employee benefits expense in the fourth quarter of 2010 was 70.9% of net revenues on a GAAP basis and 71.9% on a non-GAAP basis. This compares with 87.4% of net revenues on a GAAP basis and 70.8% of net revenues on a non-GAAP basis in the fourth quarter of 2009.

•                  Non-compensation expenses were 28.7% of net revenues on a GAAP basis and 27.3% on a non-GAAP basis in the fourth quarter of 2010.  This compares with 26.9% of net revenues on a GAAP basis and 25.9% on a non-GAAP basis in the fourth quarter of 2009.

•                  Net income for the fourth quarter of 2010 was $4.3 million, or $0.03 per diluted share, compared with a net loss of $14.5 million, or a $0.12 net loss per diluted share, in the fourth quarter of 2009.  On a non-GAAP basis, net income was $3.6 million, or $0.03 per diluted share, for the fourth quarter of 2010, compared with non-GAAP net income of $4.5 million, or $0.04 per diluted share in the fourth quarter of 2009.

•                  For the full year 2010, GAAP total revenues were $862.1 million compared with $818.7 million for 2009.  GAAP net revenues were $794.6 million for full year 2010 compared to $788.4 million in 2009.  GAAP net income for 2010 was $25.6 million or $0.20 per diluted share compared to $16.3 million or $0.13 per diluted share for 2009.  On a non-GAAP basis, total revenues for full year 2010 were $861.1 million compared with $814.4 million in 2009, while net revenue was $793.5 million for full year compared with $784.0 million for 2009.  Net income was $33.6 million or $0.27 per diluted share for full year 2010 on a non-GAAP basis, compared with $39.0 million or $0.32 per diluted share for 2009 on a non-GAAP basis.

Michael Gooch, Chairman and Chief Executive Officer of GFI, commented: “Our brokerage revenues for the fourth quarter grew by almost 5% and net revenues grew by 9.9% on a GAAP basis and 8% on a non-GAAP basis over the fourth quarter of 2009.  Growth in financial and commodity product revenues was partially offset by lower revenues from cash fixed income and equity products.

“During the quarter, we continued to selectively hire and invest in trading technologies as we position GFI to be a significant participant in the new regulatory world for financial services.  Over the past several quarters, we implemented matching technology on various fixed income and financial product desks globally and added significant functionality to our EnergyMatch® platforms in the U.S. and Europe.  Additionally, we added new products and functionality to our leading Trayport® and Fenics® product suites.  Although this investment was a drag on our bottom line in the latter half of 2010, we believe that the solid traction of GFI’s proprietary trading technologies, matching sessions and request for quote systems, among other areas will be reflected in future operating results.  Our strategy continues to focus on deploying technology and selectively recruiting brokerage staff to enhance market position and gain market share.

“We remain actively engaged with regulators in the U.S. and Europe on the implementation of new regulations for over-the-counter derivative markets.  We are confident that GFI will successfully register with the SEC and CFTC as a swap execution facility or “SEF” and provide institutional market participants with access to GFI’s deep liquidity, market expertise and outstanding trading technology.

“Looking at our preliminary results through mid-February, excluding Kyte, brokerage revenues are tracking down approximately 3.5% compared with prior year results through the same period.”

Mr. Gooch concluded: “We are pleased to declare a quarterly cash dividend of $0.05 per share to our shareholders.”

Revenues

For the fourth quarter of 2010, total revenues were $222.0 million on a GAAP basis and $217.1 million on a non-GAAP basis.  This compares with total revenues of $185.6 million on a GAAP basis and $184.1 million on a non-GAAP basis in the fourth quarter of 2009.  Net revenues were $196.2 million on a GAAP basis and $191.3 million on a non-GAAP basis in the fourth quarter of 2010 compared with $178.6 million on a GAAP basis and $177.2 million on a non-GAAP basis in the fourth quarter of 2009. Brokerage revenues in the fourth quarter of 2010 were $176.8 million compared with $168.7 million in the fourth quarter of 2009.

Revenues from financial and commodity products increased 23.9% and 12%, respectively, while fixed income product revenues were flat and equity product revenues decreased 8.1%, in the fourth quarter of 2010 compared with the fourth quarter of 2009.  By geographic region, brokerage revenues increased 29.4% in Asia-Pacific and 5.0% in EMEA, while remaining flat in the Americas, as compared to the fourth quarter of 2009.

Revenues from trading software, analytics and market data products for the fourth quarter of 2010 were $16.3 million, an increase of 11.4% from the same period of 2009.

Expenses

For the fourth quarter of 2010, compensation and employee benefits expense was $139.1 million and $137.5 million on a GAAP and non-GAAP basis, respectively.  This compared with $156.1 million on a GAAP basis and $125.5 million on a non-GAAP basis in the fourth quarter of 2009.  Non-GAAP compensation expense in the fourth quarter of 2010 excluded $1.6 million related to contract restructuring in connection with an acquisition completed in the quarter.  Non-GAAP compensation and employee benefits expense in the fourth quarter of 2009 excluded $30.6 million in pre-tax charges related to a front-office restructuring and the renegotiation of certain employment agreements in the fourth quarter of 2009.  Compensation and employee benefits expense was 70.9% of net revenues on a GAAP basis and 71.9% of net revenues on a non-GAAP basis in the fourth quarter of 2010 compared with 87.4% of net revenues on a GAAP basis and 70.8% of net revenues on a non-GAAP basis in the fourth quarter of 2009.

Non-compensation expenses for the fourth quarter of 2010 on a GAAP basis were $56.4 million or 28.7% of net revenues on a GAAP basis, compared with $48.0 million or 26.9% of total net revenues in the fourth quarter of 2009.  On a non-GAAP basis, non-compensation expenses for the fourth quarter of 2010 were $52.3 million, or 27.3% of net revenues, compared with $45.8 million, or 25.9% of net revenues, in the fourth quarter of 2009.

The effective tax rate for 2010 was 18.5% on a GAAP basis and 25% on a non-GAAP basis, compared to 30.0% on a GAAP basis and 35.5% on a non-GAAP basis for 2009.

Earnings

On a GAAP basis, net income for the fourth quarter of 2010 was $4.3 million, or $0.03 per diluted share, compared with net loss of $14.5 million, or $0.12 per diluted share, in the fourth quarter of 2009.  On a non-GAAP basis, net income for the fourth quarter of 2010 was $3.6 million, or $0.03 per diluted share, compared with $4.5 million, or $0.04 per diluted share, for the fourth quarter of 2009.

Full Year Results

Total revenues and net revenues for the year ended December 31, 2010 were $862.1 million and $794.6 million, respectively, on a GAAP basis, compared to total revenues and net revenues of $818.7 million and $788.4 million, respectively, for the year ended December 31, 2009.  Net income was $25.6 million, or $0.20 per diluted share, for the year ended December 31, 2010 compared with net income of $16.3, million or $0.13 per diluted share, for 2009.

On a non-GAAP basis, total revenues and net revenues for the full year 2010 were $861.1 million and $793.5 million, respectively, compared to total revenues and net revenues of $814.4 million and $784.0 million, respectively, for the year ended December 31, 2009.  Net income was $33.6 million, or $0.27 per diluted share, for the year ended December 31, 2010 compared with net income of $39.0 million, or $0.32 per diluted share, for 2009.

Non-GAAP Financial Measures

To supplement GFI’s unaudited financial statements presented in accordance with GAAP, the Company uses certain non-GAAP measures of financial performance.  The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.  The non-GAAP financial measures used by GFI include non-GAAP total revenues, non-GAAP net revenues, non-GAAP net income, non-GAAP diluted earnings per share and adjusted EBITDA.  These non-GAAP financial measures currently exclude amortization of acquired intangibles and certain other items that management views as non-operating or non-recurring from the Company’s statement of income as detailed in the reconciliation included in the financial tables attached to this release.

In addition, GFI may consider whether other significant non-operating or non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.  The non-GAAP financial measures also take into account income tax adjustments with respect to the excluded items.

GFI believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook.  GFI’s management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items GFI excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude amortization of acquired intangibles because when analyzing the operating performance of an acquired business, GFI’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any charges for allocations made for accounting purposes.  Further, because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets, when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of acquired intangible assets on its financial results.  GFI believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

A reconciliation of the non-GAAP amounts to GAAP amounts is included in the financial tables attached to this release.

Dividend Declaration

The Board of Directors of GFI Group has declared a quarterly cash dividend of $0.05 per share payable on March 31, 2011 to shareholders of record on March 17, 2011.

Conference Call

GFI has scheduled an investor conference call to discuss its fourth quarter and year end results at 8:30 a.m. (Eastern Time) on Wednesday, February 23, 2011. Those wishing to listen to the live conference call via telephone should dial 866-356-3095 in North America, passcode 15943449; and +1 617-597-5391 in Europe, same passcode.

A live audio web cast of the conference call will be available on the Investor Relations section of GFI’s Website. For web cast registration information, please visit: http://www.gfigroup.com. Following the conference call, an archived recording will be available at the same site.

Supplementary Financial Information

GFI Group has posted details of its historical monthly brokerage revenues on the Investor Relations page of its web site under the heading Supplementary Financial Information. The Company currently plans to post this information quarterly in conjunction with its announcement of earnings, but does not undertake a responsibility to continue to provide or update such information.

About GFI Group Inc.

GFI Group Inc. (NYSE: “GFIG”) is a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of fixed income, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 1,900 people with additional offices in London, Paris, Hong Kong, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Dubai, Dublin, Tel Aviv, Calgary, Los Angeles, Englewood (NJ) and Sugar Land (TX). GFI Group Inc. provides services and products to over 2,400 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFISM, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, Trayport® and Kyte®.

Forward-looking statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; uncertainties relating to litigation and the Company’s ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

Christopher Giancarlo

Executive Vice President - Corporate Development

investorinfo@gfigroup.com

Chris Ann Casaburri

Investor Relations Manager

212-968-4167

chris.casaburri@gfigroup.com

Media Contact:

Patricia Gutierrez

Vice President - Public Relations

212-968-2964

patricia.gutierrez@gfigroup.com

- FINANCIAL TABLES FOLLOW -

=IR=

GFI Group Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In thousands except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues
Agency commissions	$127,774	$115,043	$534,239	$481,326
Principal transactions	49,064	53,608	215,563	270,378
Total brokerage revenues	176,838	168,651	749,802	751,704
Clearing services revenues	20,325	—	41,878	—
Interest income from clearing services	439	—	671	—
Equity in earnings of unconsolidated brokerage businesses	1,853	—	3,485	—
Software, analytics and market data	16,313	14,649	60,637	54,347
Other income	6,235	2,260	5,640	12,656
Total revenues	222,003	185,560	862,113	818,707

Interest and transaction-based expenses
Transaction fees on clearing services	19,189	—	39,918	—
Transaction fees on brokerage services	6,348	6,988	27,213	30,354
Interest expense from clearing services	289	—	427	—
Total interest and transaction-based expenses	25,826	6,988	67,558	30,354
Revenues, net of interest and transaction-based expenses	196,177	178,572	794,555	788,353

Expenses
Compensation and employee benefits	139,131	156,053	558,248	583,315
Communications and market data	13,210	11,864	49,579	46,263
Travel and promotion	10,618	9,509	37,517	33,819
Rent and occupancy	5,860	5,343	22,413	20,325
Depreciation and amortization	9,552	7,959	34,431	31,493
Professional fees	6,050	4,674	25,949	18,402
Interest on borrowings	2,692	2,645	11,063	10,540
Other expenses	8,369	6,046	23,552	20,926
Total other expenses	195,482	204,093	762,752	765,083

Income (loss) before provision for (benefit from) income taxes	695	(25,521)	31,803	23,270

(Benefit from) provision for income taxes	(3,759)	(11,070)	5,884	6,982

Net income (loss) before attribution to non-controlling shareholders	4,454	(14,451)	25,919	16,288

Less: Net income (loss) attributable to non-controlling interests	153	—	304	—
GFI’s net income (loss)	$4,301	$(14,451)	$25,615	$16,288

Basic earnings (loss) per share	$0.04	$(0.12)	$0.21	$0.14
Diluted earnings (loss) per share	$0.03	$(0.12)	$0.20	$0.13

Weighted average shares outstanding - basic	120,916,750	118,359,826	120,275,918	118,178,493

Weighted average shares outstanding - diluted	128,064,439	118,359,826	125,522,128	121,576,767

GFI Group Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

As a Percentage of Net Revenues

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues
Agency commissions	65.1%	64.4%	67.2%	61.1%
Principal transactions	25.0%	30.0%	27.1%	34.3%
Total brokerage revenues	90.1%	94.4%	94.3%	95.4%
Clearing services revenues	10.4%	0.0%	5.3%	0.0%
Interest income from clearing services	0.2%	0.0%	0.1%	0.0%
Equity in earnings of unconsolidated brokerage businesses	0.9%	0.0%	0.5%	0.0%
Software, analytics and market data	8.3%	8.2%	7.6%	6.9%
Other income	3.2%	1.3%	0.7%	1.6%
Total revenues	113.1%	103.9%	108.5%	103.9%

Interest and transaction-based expenses
Transaction fees on clearing services	9.8%	0.0%	5.0%	0.0%
Transaction fees on brokerage services	3.2%	3.9%	3.4%	3.9%
Interest expense from clearing services	0.1%	0.0%	0.1%	0.0%
Total interest and transaction-based expenses	13.1%	3.9%	8.5%	3.9%
Revenues, net of interest and transaction-based expenses	100.0%	100.0%	100.0%	100.0%

Expenses
Compensation and employee benefits	70.9%	87.4%	70.3%	74.0%
Communications and market data	6.7%	6.6%	6.2%	5.9%
Travel and promotion	5.4%	5.3%	4.7%	4.3%
Rent and occupancy	3.0%	3.0%	2.8%	2.6%
Depreciation and amortization	4.8%	4.5%	4.3%	4.0%
Professional fees	3.1%	2.6%	3.3%	2.3%
Interest on borrowings	1.4%	1.5%	1.4%	1.3%
Other expenses	4.3%	3.4%	3.0%	2.6%
Total other expenses	99.6%	114.3%	96.0%	97.0%

Income (loss) before provision for (benefit from) income taxes	0.4%	-14.3%	4.0%	3.0%

(Benefit from) provision for income taxes	-1.9%	-6.2%	0.7%	0.9%

Net income (loss) before attribution to non-controlling shareholders	2.3%	-8.1%	3.3%	2.1%

Less: Net income (loss) attributable to non-controlling interests	0.1%	0.0%	0.0%	0.0%
GFI’s net income (loss)	2.2%	-8.1%	3.3%	2.1%

GFI Group Inc. and Subsidiaries

Selected Financial Data (unaudited)

(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Brokerage Revenues by Product Categories:
Fixed Income	$52,412	$52,650	$237,681	$276,377
Financial	38,981	31,469	155,945	129,131
Equity	42,194	45,900	173,519	192,820
Commodity	43,251	38,632	182,657	153,376

Total brokerage revenues	$176,838	$168,651	$749,802	$751,704

Brokerage Revenues by Geographic Region:
Americas	$72,236	$72,325	$293,344	$325,359
Europe, Middle East, and Africa	86,243	82,136	379,660	364,752
Asia-Pacific	18,359	14,190	76,798	61,593

Total brokerage revenues	$176,838	$168,651	$749,802	$751,704

	December 31,	December 31,
	2010	2009

Consolidated Statement of Financial Condition Data:
Cash and cash equivalents	$313,875	$342,379
Deposits with clearing organizations	26,845	11,065
Total balance sheet cash on hand	340,720	353,444
Balance sheet cash per share	2.79	2.98

Total assets (1)	1,252,595	952,094
Total debt, including current portion	192,446	173,688
Stockholders’ equity	490,711	484,102

Selected Statistical Data:
Brokerage personnel headcount (2)	1,161	1,082
Employees	1,990	1,768
Broker productivity for the period (3)	$156	$155

(1)           Total assets include receivables from brokers, dealers and clearing organizations of $229.6 million and $87.7 million at December 31, 2010 and December 31, 2009, respectively. These receivables primarily represent securities transactions entered into in connection with our matched principal business which have not settled as of their stated settlement dates, as well as balances with clearing organizations. These receivables are substantially offset by corresponding payables to brokers, dealers and clearing organizations for these unsettled transactions.

(2)           Brokerage personnel headcount includes brokers, traders, trainees and clerks.

(3)           Broker productivity is calculated as brokerage revenues divided by average monthly brokerage personnel headcount for the quarter.

GFI Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(In thousands except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

GAAP revenues	$222,003	$185,560	$862,113	$818,707
Mark-to-market (gain) loss on forward hedges of future foreign currency revenues	(199)	(1,415)	2,882	(3,617)
Fair value mark-to-market on future purchase commitment	(1,009)	—	(200)	—
Remeasurement of previously held equity interest	(3,695)	—	(3,695)	—
Gain on exchange of cost-method investments	—	—	—	(697)
Total Non-GAAP revenues	217,100	184,145	861,100	814,393

GAAP Interest and transaction-based expenses	25,826	6,988	67,558	30,354

Non-GAAP revenues, net of interest and transaction based expenses	191,274	177,157	793,542	784,039

GAAP other expenses	195,482	204,093	762,752	765,083
Amortization of intangibles	(2,874)	(1,381)	(7,815)	(5,465)
Professional & other fees for business development activities	(288)	—	(4,159)	—
Contract restructuring in contemplation of acquisition	(1,597)	—	(1,597)	—
Loss on settlement of pre-acquisition receivable	(890)	—	(890)	—
Severance and other restructuring	—	(31,393)	—	(36,037)
Non-GAAP other expenses	189,833	171,319	748,291	723,581
				—
Income tax impact on Non-GAAP items	1,492	12,365	5,429	14,481
Non-GAAP (benefit from) provision for income taxes	(2,267)	1,295	11,313	21,463

Net income (loss) attributable to non-controlling interests	153	—	304	—

GFI’s Non-GAAP net income (loss)	$3,555	$4,543	$33,634	$38,995

Non-GAAP diluted net income per share	$0.03	$0.04	$0.27	$0.32

Weighted average Non-GAAP shares outstanding - diluted	128,064,439	122,153,771	125,522,128	121,576,767

GFI Group Inc.

Adjusted EBITDA

($ in ‘000’s, except per share amounts)	4Q09	1Q10	2Q10	3Q10	4Q10	Last twelve months (LTM)

Net Income (loss) per U.S. GAAP before attribution to non-controlling interests	$(14,451)	$13,376	$10,424	$(2,335)	$4,454

Plus: Net (income) loss attributable to non-controlling interests	—	—	—	(151)	(153)
GFI’s Net Income	(14,451)	13,376	10,424	(2,486)	4,301

Plus/Less: Extraordinary and other non-recurring (gains) and losses (i.e., non-GAAP adjustments)	31,359	1,495	2,195	9,012	746

Plus: Interest expense	2,645	2,575	2,730	3,204	2,981

Less: Interest income	(148)	(240)	(77)	(914)	(774)

Plus: Income tax expense (benefit)	(11,070)	6,738	3,955	(1,050)	(3,759)

Plus: Depreciation and amortization expense (excluding intangibles)	6,578	6,787	6,414	6,737	6,678

Plus: Amortization of RSU’s	6,256	6,784	6,511	6,894	6,485

Plus: Amortization of cash sign-on bonuses	7,852	5,192	8,344	5,070	5,823

Adjusted EBITDA	$29,021	$42,707	$40,496	$26,467	$22,481	$132,151

Weighted average shares outstanding - diluted						125,522,128

Adjusted EBITDA per share (pre-tax)						$1.05